Exhibit 3(b)

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          TXU ELECTRIC DELIVERY COMPANY

Pursuant to the provisions of Articles 4.04 and 10.03 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation to be effective as set forth herein.

                                   ARTICLE ONE

The name of the corporation is TXU Electric Delivery Company (the
"Corporation").

                                   ARTICLE TWO

The following amendment to the Articles of Incorporation of the Corporation was adopted by the sole shareholder of the Corporation on January 7, 2002. The Articles of Incorporation are amended to change the name of the Corporation.

The amendment alters or changes Article One of the Articles of Incorporation and the full text of each provision of Article One is amended to read as follows:

                                  "ARTICLE ONE

        The name of the Corporation is Oncor Electric Delivery Company."

                                  ARTICLE THREE

The number of shares of the Corporation outstanding at the time of such adoption was 1,000; and the number of shares entitled to vote thereon was 1,000.

                                  ARTICLE FOUR

The approval of the Articles of Amendment was duly authorized by all action required by the laws under which TXU Electric Delivery Company is incorporated and by its constituent documents. The number of outstanding shares of each class or series of stock of TXU Electric Delivery Company entitled to vote, with other shares or as a class, on the Articles of Amendment are as follows:


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     Number of Shares         Class or Series           Number of Shares
     ----------------         ---------------           ----------------
     Outstanding                                        Entitled to Vote as a
     -----------                                        ---------------------
                                                        Class or Series
                                                        ---------------

     1,000                    Common                    N/A

                                  ARTICLE FIVE

The number of shares, not entitled to vote only as a class, voted for and against the Articles of Amendment, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for and against the Articles of Amendment, are as follows:

     Total Voted     Total Voted     Class or Series     Number of Shares
     -----------     -----------     ---------------     ----------------
     For             Against                             Entitled to Vote as
     ---             -------                             -------------------
                                                         Class or Series
                                                         ---------------

                                                         Voted For   Voted
                                                         ---------   -----
                                                                     Against
                                                                     -------

     1,000           0               Common              N/A         N/A

                                   ARTICLE SIX

These Articles of Amendment do not necessitate an exchange, reclassification or cancellation of issued shares.

                                  ARTICLE SEVEN

These Articles of Amendment do not effect a change in stated capital.

                                  ARTICLE EIGHT

These Articles of Amendment shall be effective on January 17, 2002 in accordance with the provisions of Article 10.03 of the Texas Business Corporation Act.

                                         TXU ELECTRIC DELIVERY COMPANY


                                         By: /s/ John F. Stephens, Jr.
                                            -------------------------------
                                             John F. Stephens, Jr.
                                             An Authorized Officer


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